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                                                                    EXHIBIT 10.4

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT made as of April 25, 1997, between UC Television Network Corp., a Delaware corporation (the "Company") and Peter Kauff ("Executive").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Employment.  The Company shall employ Executive, and Executive accepts
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employment with the Company, upon the terms and conditions set forth in this
Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").

     2.  Position and Duties.
         -------------------

         (a) During the Employment Period, Executive shall serve as Chief Operating Officer of the Company and shall have the normal duties, responsibilities and authority of the Chief Operating Officer, subject to the direction of the Company's Chief Executive Officer, Vice-Chairman and board of directors (the "Board"). Executive shall not be required by the Company to re-locate his office to any location outside of the metropolitan New York, New York area during the Employment Period and the Company shall provide an office for Executive, with adequate secretarial assistance. Executive shall also receive a private office suitable for his position.

         (b) Executive shall report to the Board, the Chief Executive Officer and Vice-Chairman of the Board, and Executive shall devote his full business time, attention and skills to the business and affairs of the Company.

     3.  Base Salary and Benefits.
         ------------------------

         (a) During the Employment Period, Executive's base salary shall be Two Hundred Seventy-Five Thousand and No/100 Dollars ($275,000.00) per annum or such higher rate as the Board may designate from time to time (the "Base Salary"), which salary shall be payable semi-monthly in regular installments in accordance with the Company's general payroll practices. Executive's Base Salary shall be increased annually by that percentage, if any, by which the Consumer Price Index, Urban Wage Earners, for the New York, New York Metropolitan area, published by the United States Government for the month beginning on such April 1, exceeds such Index for the preceding April. The parties hereto hereby agree that if the above index is not readily available, they will agree on a reasonable equivalent thereof.

         (b) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect
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to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses. Executive shall be entitled to utilize first-class travel and first-class accommodations. In addition, during the Employment Period, the Company shall provide Executive with an automobile allowance of Five Hundred and No/100 Dollars ($500.00) per month for the monthly payments, maintenance and operating expenses for any automobile used by Executive.

         (c) In addition to the Base Salary and any Bonus payable to Executive pursuant to this paragraph 3, Executive shall be entitled to participate in all employee benefit plans and programs of the Company for which senior executive officers of the Company are eligible, including, to the extent available or established by the Company, any:

             (i) family health insurance, disability insurance, and dental insurance coverage;

             (ii)   401(k), retirement or similar benefit plans;

             (iii)  stock option plans of the Company; and

             (iv) Executive shall be entitled to twenty (20) business days vacation per year and he shall be entitled to be absent from the office for one-half days on each Friday from Memorial Day to Labor Day, provided such vacation time does not interfere with the operations of the Company in the reasonable judgement of the Executive.

         (d) Executive owns the securities in the Company listed below:

                    25,000 shares of common stock

                    250,325 Options under 1990 Plan

                    199,633 Options under 1996 Plan

                    1,350,000 Nonqualified Options under outside Plans

         Executive acknowledges that he is not entitled to or guaranteed any other options, securities or warrants and that there is no requirement that the Board authorize or provide any other anti-dilution rights to Executive in connection with his current options or warrants, except as provided to all other such option or warrant holders. Company acknowledges that all of Executive's Options are presently fully vested, by reason of the change in control occurring pursuant to the purchase agreement with U-C Holdings, L.L.C.

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     4.   Term.
          ----

          (a) The Employment Period shall commence on the release under that certain Escrow Agreement, dated April 29, 1997, among the Company; U-C Holdings, L.L.C. and LaSalle National Bank, as escrow agent (the "Escrow Agreement") release of the Escrow Deposit in which the Company receives the purchase price for 29,290,909 shares of its Common Stock pursuant to Section 5 of the Escrow Agreement (the "Effective Date") and end on the fourth anniversary of the date of this Agreement (the "Expiration Date"); provided, however, that the Employment Period shall be automatically extended for one year on the Expiration Date and at the end of each subsequent year of the Executive's employment (an "Extension Period"; any such Extension Periods shall be included in the definition of Employment Period) unless at least six (6) months prior to the Expiration Date or the end of the then current Extension Period, either the Company or the Executive shall give written notice to the other that this Agreement shall not be so extended; and provided further that (i) the Employment
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Period shall terminate prior to such date upon Executive's permanent disability or incapacity (determined as set forth below), resignation or death and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause. Permanent Disability or incapacity shall occur if Executive misses sixty (60) consecutive days of work and it is determined by an independent physician that such disability or incapacity is permanent. If the purchase and sale of 29,090,909 shares to U-C Holdings, L.L.C., is rescinded, this Agreement shall be of no further force of effect.

          (b) If Employment Period is terminated due to the Executive's death, disability or incapacity, Executive shall be entitled to receive an aggregate amount equal to twice his Base Salary. This amount shall be payable by the Company in equal monthly installments over a period of two years following termination of the Employment Period.

          (c) If either Company or Executive terminates the Agreement for any reason prior to the first anniversary of the Effective Date of this Agreement, Executive shall be entitled to receive the sum of $500,000 in a lump sum payment without set-offs except for cash advances owed to Company, within 10 days of termination. If Company terminates this Agreement prior to such first anniversary, Executive shall also receive his Base Salary for the remaining period of time to such first anniversary paid in equal monthly installments. This shall be Executive's sole severance upon such termination.

          (d) After the first anniversary of this Agreement, if the Employment Period is terminated by the Company without Cause, Executive shall be entitled to receive an aggregate amount equal to his Base Salary payable for the remainder of the Employment Period. This amount shall be payable by the Company in equal monthly installments over the remainder of the Employment Period, so long as Executive has not materially breached any of the provisions of Paragraphs 5, 6 or 7 hereof.

          (e) If the Employment Period is terminated by the Company for Cause, upon the Executive's resignation after the first anniversary of this Agreement or

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upon the expiration of the Employment Period after either party has given notice of non-extension pursuant to Paragraph 4(a), Executive shall be entitled to receive his Base Salary through the date of termination and shall not be entitled to any other amounts hereunder.

          (f) All of Executive's rights to fringe benefits hereunder (if any) shall cease upon such termination; provided, however, that if Executive is
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terminated by the Company without Cause after the first anniversary the Company shall permit Executive to continue to receive benefits under the Company's health insurance policies to the extent permitted by such policies and applicable law, provided that such insurance coverage can be maintained at a
                --------
reasonable cost to the Company; and provided further, that the Company shall
                                    --------
only maintain such insurance coverage until the earlier of (y) the end of the period for which Executive is receiving severance payments pursuant to paragraph 4 hereof and (z) the date Executive accepts other employment.

          (g) For purposes of this Agreement, "Cause" shall mean (i) the conviction of a felony or a crime involving moral turpitude or the conviction of any other crime involving dishonesty, disloyalty or fraud with respect to the Company or Holdings, (ii) gross negligence or willful misconduct with respect to the Company, (iii) any other material breach of this Agreement, or (iv) the repeated failure to perform Executive's duties as directed by the Board, Chief Executive Officer or Vice-Chairman; provided, however, that with respect to
                                    --------
clause (ii), (iii) or (iv) above, if such failure or breach is capable of cure, such failure or breach, as the case may be, shall not be deemed to constitute Cause unless such failure or breach remains uncured after the expiration of 15 days after notice thereof to Executive.

          (h) The Executive shall not be under a duty to mitigate the Company's damages by seeking other employment, as a condition to receiving payments specified herein.

     5.   Confidential Information. The Executive acknowledges that the
          ------------------------
information, observations and data obtained by him while employed by the Company concerning the business or affairs of the Company ("Confidential Information") are the property of the Company. Therefore, Executive agrees that, except in the performance of duties for the Company, he shall not disclose to any unauthorized person or use for his own account any Confidential Information without prior written consent of the Board, except (i) to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's wrongful acts or omissions to act,
(ii) as necessary to comply with compulsory legal process, provided that
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Executive shall provide prior notice to the Company regarding such disclosure and the Company, as applicable, shall have the right to contest such disclosure,
(iii) as necessary to counsel and other professional advisors retained by the Executive, subject to the attorney/client privilege or a valid and binding non-disclosure agreement between Executive and such professional and (iv) disclosures of information obtained from a third party free of restrictions or disclosure of information in Executive's possession prior to the date hereof which was obtained from a source other than the Company or its predecessors. Executive shall deliver to the Company at the termination of the

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Employment Period, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to Confidential Information, Work Product or the business of the Company which he may then possess or have under his control.

     6.   Inventions and Patents.  Executive agrees that all ideas, concepts,
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marketing strategies, management techniques, product development, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's actual or anticipated business, research and development or existing or future products or services relating to the Company's business of College television networks and which are conceived, developed or made by Executive while employed by the Company ("Work Product") belong to the Company. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     7.   Non-Compete, Non-Solicitation.
          -----------------------------

          (a) Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company's trade secrets and with other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the Employment Period and during any period in which he is receiving payments pursuant to paragraph 4 or for which he has received a lump sum payment pursuant to this Agreement (the period for payment pursuant to Section 4(c) shall be deemed to be 18 months plus the period of time of monthly payments, if any) or any subsequent agreement, and, if terminated for Cause or by Executive's resignation before the Expiration Date or expiration on the Expiration Date, for the lesser of: (i) two years after such termination or
(ii) if the Employment Period expires, one year from expiration (the "Non-Compete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company engages or plans to engage in such businesses, including without limitation, hold a significant management position with any information or entertainment network which markets to limited population segments, where the Company operates (including markets in which, during the Employment Period, the Company has executed or was in the process of negotiating a written agreement to acquire such an operator). Notwithstanding the foregoing, nothing herein shall prohibit Executive from (i) continuing his ownership, management and/or control of any business in which and to the extent which he held such interests prior to the Non-Compete Period, or
(ii) being a passive owner of not more than 5% of the outstanding stock of any class of a company which is publicly traded, so long as Executive has no active participation in the management or the business of such company; or (iii) being involved, in any manner or capacity, in the general television cable, "DBS," or radio broadcast industry, as contrasted with television transmission to a specialized segments of the market such as university,

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school or industrial locations; or current production, record production or distribution; or movie, television and theatrical productions.

          (b) During the Employment Period and for eighteen months thereafter, Executive shall not directly or indirectly through another entity (i) solicit, encourage, interview, entice, discuss with or induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof,
(ii) hire any person who was an employee of the Company at any time during the Employment Period or (iii) induce or attempt to induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company.

     8.   Enforcement.  If, at the time of enforcement of paragraphs 5, 6 or 7
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of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parities hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope and area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provision hereof (without posting a bond or other security).

     9.   Executive Representations.  Executive hereby represents and warrants
          -------------------------
to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity, which would prohibit his performance under this Agreement and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be valid and binding obligation of Executive, enforceable in accordance with its terms.

     10.  Survival.  Paragraphs 5, 6, 7 8 and 9 shall survive and continue in
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full force in accordance with their terms notwithstanding any termination of the
Employment Period.

     11.  Notices.  Any notice provided for in this Agreement shall be in
          -------
writing and shall be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by telecopy or reputable overnight courier service (charges prepaid) to the recipient at the address or telecopy number below indicated:

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     Notices to Executive:

                    Peter Kauff
                    c/o Richard Marlin
                    Kramer Levin Naftalis & Frankel
                    919 Third Avenue
                    New York, NY 10022
                    Telecopy No.: 212-715-8000

     Notices to Company:

                    Willis Stein & Partners
                    227 West Monroe Street
                    Suite 4300
                    Chicago, IL  60606
                    Telecopy No.:  (312) 422-2424
                    Attention: Avy H. Stein

     With a copy to:

                    Morris, Manning & Martin, L.L.P.
                    3343 Peachtree Road, N.E.
                    1600 Atlanta Financial Center
                    Atlanta, Georgia 30326
                    Telecopy No.: (404) 365-9532
                    Attention:Neil H. Dickson, Esq.

                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, Illinois  60601
                    Telecopy No.:(312) 861-2424
                    Attention: Margaret Gibson, Esq.

or such other address or telecopy number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

     12.  Severability. Whenever possible, each provision of this agreement will
          ------------
be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

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     13.  Complete Agreement.  This Agreement and those documents expressly
          ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     14.  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which to be an original and all of which taken together constitute one and the same agreement.

     15.  Successors and Assigns.  This Agreement is intended to bind and inure
          ----------------------
to the benefit of and be enforceable by all parties and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

     16.  Choice of Law.  This Agreement will be governed by the internal law,
          -------------
and not the laws of conflicts, of the State of New York. The parties consent to submit to the jurisdiction of the federal or state courts in New York, New York in connection with any dispute arising hereunder.

     17.  Amendment and Waiver.  The provisions of this Agreement may be amended
          --------------------
or waived with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity binding effect or enforceability of this Agreement.

     18.  Expenses. If the parties resort to litigation to resolve a dispute
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between the parties, the losing party shall pay the legal fees and court costs of the prevailing party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              UC TELEVISION NETWORK CORP.

                              By:   /s/ Alan Pearl
                                   -----------------
                              Its:   Chief Financial Officer


                                    /s/ Peter Kauff
                                   ------------------
                                    PETER KAUFF





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